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                                                                   Exhibit 10.43

                             EMPLOYMENT AGREEMENT
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     AGREEMENT made as of December 1, 1997 between Calypte Biomedical
Corporation, a California corporation with its principal office at 1440 Fourth Street, Berkeley, California, 94710 (the "Company") and William A. Boeger (the "Executive").

                                  WITNESSETH
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     WHEREAS, the Company desires to induce the Executive to serve in the position of President and Chief Executive Officer having been so elected by the Company's Board of Directors; and

     WHEREAS, Executive desires to remain in such position with the company upon and subject to the terms herein provided.

     NOW, THEREFORE, in consideration of the premises and mutual agreements and undertakings herein set forth, the parties hereto covenant and agree as follows:

     SECTION 1.  TERM.  This Agreement shall become effective as of December 1,
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1997 (the "Effective Date") and remain in effect until December 31, 1998. The
Agreement shall be automatically renewed for successive one year terms unless either party gives notice of intention not to renew at least three (3) months prior to the end of each calendar year.

     SECTION 2.  COMPENSATION.  The Company will pay Executive for his services
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at an initial annual rate of One Hundred Ninety Five Thousand Dollars ($195,000)
payable in accordance with normal Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law. The Executive is not be entitled to a cash bonus during the initial term of this Agreement . In lieu of a cash bonus, the Company shall forgive Executive's indebtedness to the Company in the amount of $70,000 ratably over the initial term of this Agreement.

     SECTION 3.  DUTIES.  Executive shall have the duties of President and Chief
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Executive Officer and shall report to the Company's Board of Directors.
Executive covenants and agrees that during the term of this agreement he will devote substantially all of his working time, attention, and efforts to the performance of his duties hereunder and will not engage in any other employment or business activities without the prior written consent of the Company's Board of Directors.

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     SECTION 4.  EXPENSES.  Executive shall be entitled to reimbursement for
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expenses incurred by him in connection with the performance of these duties hereunder upon receipt of vouchers in accordance with such procedures as the Company has heretofore or may hereafter establish. Executive shall also be provided temporary housing, travel between his home and the Company, and shall receive a car allowance of $450 per month.

     SECTION 5.  ADDITIONAL BENEFITS.  To the extent he is otherwise eligible,
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Executive and his qualified dependents shall be entitled to participate in all medical insurance programs, retirement plans, profit sharing plans or other fringe benefit plans which the Company makes available to its employees.

     SECTION 6.  EQUITY OWNERSHIP AND STOCK OPTIONS.  Executive shall be granted
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an additional 195,000 stock options exercisable at $3.75 per share. Such shares shall vest ratably during the period beginning as of the Effective Date and ending December 31, 1998. Vesting will cease in the event the Executive voluntarily leaves the Company or is involuntarily terminated. In addition, any unvested stock options shall become fully vested in the event of the sale of the Company in which voting control of the Company is transferred to the purchasing entity.

     SECTION 7.  NO CONFLICT.  Executive represents and warrants to the Company
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that he is not now under any obligations to any person, firm or corporation, and has not other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair, in any way, the performance by him of any of the convenants or his duties in his said employment.

     SECTION 8.  AMENDMENTS.  This Agreement may non be amended nor shall any
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waiver, change, modification, consent to discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     SECTION 9.  APPROVAL BY COMPENSATION COMMITTEE.  This Agreement is
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effective upon the approval of the Compensation Committee of the Company's Board
of Directors.

     SECTION 10.  GOVERNING LAW.  This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

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CALYPTE BIOMEDICAL                                  EXECUTIVE
CORPORATION


By: /s/ David Collins                          By:  /s/ William A. Boeger
    ---------------------------                     ---------------------------
    David Collins                                   William A. Boeger
    Compensation Committee

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